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                                                      Exhibit 99.1

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
FOR MORE INFORMATION CONTACT:
Melanie Flanigan                                     Sandra Dunn
Yodlee                                               VerticalOne
(650) 980-3671                                       (678) 443-7913
melanie@yodlee.com                                   sdunn@verticalone.com



Christopher Rogers                                   Sam Perkins
Sterling Hager, Inc. for S1 Corporation              Investor Relations for S1 Corporation
617-926-6665 ext. 367                                404-812-6200
chris@sterlinghager.com                              sam.perkins@s1.com
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                      YODLEE AND VERTICALONE COMBINE FORCES
         ACCELERATES DEPLOYMENT OF NEXT-GENERATION AGGREGATION SERVICES

        REDWOOD SHORES, CA AND ATLANTA, GA - DECEMBER 1, 2000 - Yodlee and VerticalOne Corporation, both pioneers and leading providers of account aggregation services, today announced an agreement to combine forces. VerticalOne Corporation is a wholly owned subsidiary of S1 Corporation (Nasdaq:
SONE).

        The move brings together two leading aggregation technology providers, creating a powerful new, unified platform for the development and adoption of next-generation Internet applications and personalized services. The two companies, on a combined basis, will have 88 customers, including many of the world's leading global financial institutions and portals, such as Yahoo!, AOL, Citigroup, Wells Fargo, Chase, and Morgan Stanley Dean Witter. Forty-two of the customers are already deployed and operational with aggregation services. Between them, the two companies' services are today managing 1.5 million accounts and nearly $10 billion in assets. The combination is expected to further accelerate consumer adoption of aggregation services.

        Through the agreement, Yodlee and VerticalOne will create a single, global platform for aggregation that will be carried forth under the Yodlee name. Upon consummation of the merger, which is expected by the end of the year, S1 will


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retain approximately a 32% ownership stake in the combined entity. Anil
Arora, president and CEO of Yodlee, will be the CEO of the combined entity. Gregg Freishtat, VerticalOne's Founder, Chairman, and CEO, will serve in an advisory role to senior management. The company will be headquartered in Redwood Shores, CA, and will maintain an office in Atlanta.

        "Aggregation is growing at an unprecedented pace, in both partner deployments and customer adoption. Combining forces with VerticalOne puts us in the best position to meet our partners' needs and the rapidly growing demands for aggregation in the U.S. and internationally," said Anil Arora, president and CEO of Yodlee. "This deal will provide greater access for our customers to account aggregation innovations and will lead to the development of standards of excellence in regards to privacy and security upon which all aggregators will be measured."

        "This is a giant step forward for the aggregation industry and significantly accelerates our vision of offering leading account aggregation and transaction services with 'touch' to the world's leading financial institutions and portals," said Gregg Freishtat, founder, chairman and CEO of VerticalOne.

        "The combined customer base and technology know-how of these two companies will create an unprecedented force in the industry," said James S. Mahan III, chairman of the board of directors for S1 Corporation. "As a major reseller of account aggregation, we will be poised to fully leverage the momentum generated by the merged entity and provide S1 customers with unparalleled aggregation services. At the same time, by divesting our interest in the VerticalOne subsidiary, S1 will further sharpen focus on its core business."

TECHNOLOGICAL SYNERGIES AND MARKET OPPORTUNITIES

         Yodlee and VerticalOne customers will receive the advantages of an integrated, more comprehensive aggregation platform. Yodlee has been focused on building expertise in the consumer-facing aspects of aggregation, including a heavy emphasis on the next-generation of applications and features that extend the utility

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of today's aggregation services. VerticalOne's expertise is in building a comprehensive back-end data warehouse that allows customers to develop more targeted and meaningful product offerings. The new, combined product will greatly enhance customers' ability to achieve increased consumer intimacy and loyalty by bringing together the best aspects of each platform. The result is a world-class aggregation offering that is unparalleled.

        Additionally, the combined entity will draw on operational synergies with S1 Corporation and its state-of-the-art, secure Data Center. The center accommodates millions of users and transactions daily and meets the most stringent security requirements of the top financial institutions in the world.

        According to Morgan Stanley Dean Witter, there will be 22 million users of account aggregation services by 2003.

ABOUT YODLEE

        Yodlee is a pioneer and leading provider of personal account aggregation services on the Internet. Yodlee's Aggregation Platform is powering the next-generation personal services to be offered by over 55 co-brand partners, including AOL, Chase, Citibank, Intuit, AltaVista, E*TRADE, First Union, Morgan Stanley Dean Witter, Palm Computing, and many other leading global institutions. Yodlee-powered services are revolutionizing the way consumers manage their online lives by providing dynamic summaries and one-click access to personal account information - including bank balances, travel reservations, e-commerce sites, email, news, and more - from thousands of leading web sites and data sources. Users can access their personal information from any PC, PDA, or web-enabled phone. Yodlee is backed by venture capital firms Accel Partners and Sequoia Capital and an elite group of private and corporate investors. The Company is based in Redwood Shores, California and can be reached at (650) 980-3600 or toll-free at 877-296-3533, info@yodlee.com, or www.yodlee.com.


ABOUT VERTICALONE CORPORATION

        Headquartered in Atlanta, VerticalOne is a pioneer of personal account aggregation and transaction services. VerticalOne has built an information infrastructure that empowers Internet destination sites to offer their online customers a single point-of-access to a wide variety of personal content and account information including reward programs, communications, investments, bank

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statements, and other bills or personal accounts. With over 25 sites deployed,
VerticalOne's distributors include AnyDay.com, Centura Bank, CNBC.com, FreeRealTime.com, GO Network, INTRUST Bank, LifeMinders, OnMoney.com, SmartMoney, The Motley Fool, VirtualBank, Wells Fargo, and Yahoo!. VerticalOne is a wholly owned subsidiary of S1 Corporation (Nasdaq: SONE). More information about VerticalOne can be obtained from the World Wide Web at http://www.verticalone.com or by email to marketing@verticalone.com.

ABOUT S1 CORPORATION

        S1 (Nasdaq: SONE), the pioneer of Internet banking, is a leading global provider of innovative eFinance solutions and services that are centered on banking, brokerage and insurance. S1 is enabling financial service providers to create a complete Enterprise eFinance Experience(TM) by delivering the tools necessary to meet the evolving demands of their customers across various lines of businesses, market segments and delivery channels. Through its Open eFinance Architecture(TM), S1 offers a broad range of applications that empower financial institutions to increase revenue, strengthen customer relationships and gain competitive advantage. Additionally, through the Company's professional services organization, S1 applications can be implemented in-house or hosted in an S1 Data Center. Additional information about S1 is available at http://www.s1.com.

                                      # # #

Yodlee, Yodlee.com, and Yodlee2Go are trademarks of Yodlee.com, Inc. All other names and trademarks are the property of their respective owners.


FORWARD-LOOKING STATEMENTS

This press release includes statements and other matters which are forward-looking and subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations. The statements contained in this release that are forward-looking are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include, but are in no way limited to:


- the possibility that the anticipated benefits from our acquisition transactions will not be fully realized;

- the possibility that costs or difficulties related to our integration of acquisitions will be greater than expected;


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-       our dependence on the timely development, introduction and customers acceptance of new Internet services;

- rapidly changing technology and shifting demand requirements and Internet usage patterns;

- other risks and uncertainties, including the impact of competitive services, products and prices, the unsettled conditions in the Internet and other high-technology industries and the ability to attract and retain key personnel; and

- other risk factors as may be detailed from time to time in our public announcements and filings with the SEC, including the Company's annual report on Form 10-K for the year ended December 31, 1999.

In addition, nothing in the press release should be viewed as an update or comment on earlier forward-looking statements provided by S1 Corporation. As noted above, because actual results, performance or developments may differ materially from forward-looking statements, S1 will not update such statements over the course of future periods, except in the course of our reports under applicable laws.